SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): February 28, 2005


                           COMMUNITY BANKSHARES, INC.




Incorporated under the     Commission File No. 000-22054      I.R.S. Employer
laws of South Carolina                                       Identification No.
                                                                 57-0966962




                              791 Broughton Street

                        Orangeburg, South Carolina 29115

                             Telephone: 803-535-1060


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))







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Section 1 - Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

         Registrant entered into employment agreements as of February 28, 2005 with its president, William W. Traynham, and the presidents of three of its bank subsidiaries, Michael A. Wolfe, Keith W. Buckhouse and Robert B. Smith. Each agreement is for a term of three years and provides for a base salary of $144,000. Each agreement also provides that the executive is eligible for bonuses under a bonus plan adopted by the board. Each agreement also provides for payment of country club and civic club dues, participation in 401(k), health and dental insurance plans, vacations and participation in other benefits generally accorded to company employees. Other terms of each agreement include terms dealing with termination and the rights of the executive to payments following termination under certain circumstances, noncompetition and related agreements as well as other provisions frequently found in executive employment agreements. The presidents of the registrant's other two direct subsidiaries, William A. Harwell and A. Wade Douroux, were previously granted employment agreements in connection with the acquisitions of those subsidiaries.



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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     COMMUNITY BANKSHARES, INC.
                                                     (Registrant)



Date:  March 2, 2005                                 By: /s/ William W. Traynham
                                                        ------------------------
                                                        William W. Traynham
                                                        President and Chief
                                                        Financial Officer